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                                    EXHIBIT 3



THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND LAWS, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION AND APPLICABLE STATE SECURITIES COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATIONS.


                              BROADVIEW MEDIA, INC.

                          COMMON STOCK PURCHASE WARRANT

                        1. Issuance; Certain Definitions.

                  In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by BROADVIEW MEDIA, INC., a Minnesota corporation (the "Company"), Terry Myhre or registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., Minneapolis time, on the "Expiration Date," as hereinafter defined, 700,000 fully paid and nonassessable shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock") at an exercise price per share (the "Exercise Price") of $1.25 per share. This Warrant is being issued pursuant to the terms of that certain Securities Purchase Agreement, dated as of March 25, 2003 (the "Securities Purchase Agreement"), to which the Company and Holder (or Holder's predecessor in interest) are parties.

                  2. Exercise of Warrants. This Warrant may be exercised only if the issuance and subsequent exercise hereof will not, because of the application of Section 382 of the U.S. Internal Revenue Code, negatively affect the ability of the Company to carry forward and use its net operating losses to the fullest extent allowed by law. Thereafter, this Warrant is exercisable in whole or in part at any time and from time to time prior to the Expiration Date at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed (which Notice of Exercise Form may be submitted either by delivery to the Company or by facsimile transmission as provided in Section 9 hereof), together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.


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                  3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

                  4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

                  5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

                  6.       Protection Against Dilution.

                  6.1 Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6, as provided below, the Holder shall be entitled to purchase such number of shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant after such adjustment, multiplied by (ii) the adjusted Exercise Price per share, to equal (iii) the equivalent dollar value of the total number of shares of Common Stock Holder is entitled to purchase before any such adjustment multiplied by the total Exercise Price before such adjustment.

                  6.2 Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company (each, an "Adjustment"), the Exercise Price in effect at the time of the effective date for such Adjustment shall be proportionally adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised by such Holder immediately prior to such date, the Holder would have owned upon such exercise and been entitled to receive upon such Adjustment (and for such purposes the Holder shall, to the extent relevant, be deemed to have exercised this Warrant immediately prior to the record date or the effective date, as the case may, for the Adjustment). For example, if the Company declares a 2:1 stock dividend or stock split and the Exercise Price immediately prior to the record date for such Adjustment was $5.00 per share, the adjusted Exercise Price immediately after the Adjustment would be $2.50 per share. Such adjustment may be made successively if there is more than one Adjustment. In all other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

                  7. Transfer to Comply with the Securities Act; Registration Rights.

                  7.1 Transfer. This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act"), or the securities laws of any state, and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act and applicable state securities laws relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act and applicable state securities laws. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

                  7.2 Registration Rights. The Holder shall have certain registration rights with respect to the Warrant Shares as described in the separate Registration Rights Agreement to which Holder and the Company are parties.

                  8. Expiration Date. This Warrant shall expire at 5:00 P.M., Minneapolis Time, on the later of (i) that date three (3) years and one (1) month from the date hereof, or (ii) one (1) month following the day on which Holder is notified that the restrictions on exercise of this Warrant imposed by Paragraph 2 to preserve the Company's full utilization of its net operating losses no longer applies ("Expiration Date").

                  9. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

                           (i)      if to the Company, to:

                                    BROADVIEW MEDIA, INC.
                                    4455 West 77th Street,
                                    Edina, MN 55435
                                    Attn: Ken Ritterspach, President
                                    Telephone No.: (952) 835-4455
                                    Telecopier No.: (952) 835- 0971


                           (ii)     if to the Holder, to:
                                    TERRY MYHRE
                                    9891 - 101st Street No.
                                    Stillwater, MN 55082

Any party may, by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.

                  10. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

                  11. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Minnesota and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Minneapolis or the state courts of the State of Minnesota sitting in the City of Minneapolis in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

                  12. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  13. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the 25 day of March, 2003.

                                 BROADVIEW MEDIA, INC.


                                 By:  /s/ Dean Bachelor
                                      --------------------------
                                 Name: Dean Bachelor
                                       Its: Chairman and CEO

Attest:
  /s/ Kenneth Ritterspach
-----------------------------
Name:   Kenneth Ritterspach
Title:  Chairman and CEO

                          NOTICE OF EXERCISE OF WARRANT

         The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of __________, 2003, to purchase ____ shares of the Common Stock, par value $0.01 per share, of BROADVIEW MEDIA, INC. and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

         Please deliver the stock certificate to:







Dated:



By:



[ ]   CASH:   $